SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                     _________________________________

                                FORM 8-K/A

                              Amendment No. 2
              Current Report Pursuant to Section 13 or 15(d)
                  of the Securities Exchange Act of 1934

                     _________________________________

Date of Report December 22, 1995              Commission file number 1-8459
               _________________                                     ______

                           New Plan Realty Trust
                           _____________________

            (Exact name of registrant as specified in charter)
      Massachusetts                                   13-1995781
 ______________________                    _______________________________
(State of Incorporation)                  (IRS Employer Identification No.)


           1120 Avenue of the Americas, New York, New York 10036
                 (Address of principal executive offices)

                               (212) 869-3000
                       ____________________________
                      (Registrant's telephone number)

     The undersigned registrant hereby amends its Current Report on Form 8-
K, dated October 20, 1995, and its Form 8-K/A - Amendment No. 1, dated
November 9, 1995, by: (i) deleting Item 5 and inserting Item 2 in lieu thereof, and (ii) revising Item 7.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

                              NEW PLAN REALTY TRUST
                                        (Registrant)

                              By:/s/ Michael I. Brown
                                 ________________________________
                                   Michael I. Brown
                                   Chief Financial Officer, Controller
Dated:  December 22, 1995

Item 2.   Acquisition or Disposition of Assets

          New Plan Realty Trust (the "Trust") entered into a contract, as amended, to purchase the eight shopping centers listed below (the "Properties"). The acquisition of seven of the Properties occurred on December 11, 1995. The Trust anticipates that the acquisition of the eighth Property, Westland Crossing, located in Westland, Michigan, will occur in approximately 60 days from the date of this Form 8-K/A. Upon completion of the acquisitions, the aggregate purchase price of the Properties will be approximately $117 million, payable (i) $95.5 million in cash, a portion of which was obtained from the Trust's November 1995 public offering of 4,060,000 shares of beneficial interest, and (ii)
$21.5 million by assuming an existing mortgage.

     Delta Center, Lansing, MI
     The Property consists of approximately 174,000 square feet of gross leasable area on approximately 16 acres. At the time of the acquisition the Property was 95% occupied.
     The principal tenants are: Pet Food, TJ Maxx, and Kids 'R Us.
     The Seller is: Dean Witter Realty Income Partnership III, L.P.

     Farmington Crossing, Farmington, MI
     The Property consists of approximately 84,000 square feet of gross leasable area on approximately 18 acres. At the time of the acquisition the Property was 93% occupied.
     The principal tenants are:  Farmer Jack and Perry Drug.
     The Seller is: Farmington/Nine Mile Associates

     Fashion Corners, Saginaw, MI
     The Property consists of approximately 189,000 square feet of gross leasable area on approximately 15 acres. At the time of the acquisition the Property was 94% occupied.
     The principal tenants are:  Best Products, Best Buy, TJ Maxx, and Kids
     'R Us.
     The Seller is: Dean Witter Realty Income Partnership III, L.P.

     Hall Road Crossing, Shelby, MI
     The Property consists of approximately 176,000 square feet of gross leasable area on approximately 27 acres. At the time of the acquisition the Property was 93% occupied.
     The principal tenants are: Michaels, Pet Food, TJ Maxx, Kids 'R Us, and Gander Mountain.
     The Seller is: Dean Witter Escrow Partnership III, L.P.

     Hampton Village Centre, Rochester Hills, MI
     The Property consists of approximately 460,000 square feet of gross leasable area on approximately 91 acres. At the time of the acquisition the Property was 96% occupied.
     The principal tenants are: Farmer Jack, TJ Maxx, Dunham's, Office Max, Builders Square, Star Theatre, Michaels, and Barnes & Noble. The Seller is: Hampton Crossing Associates

     Midway Crossing, Elyria, OH
     The Property consists of approximately 139,000 square feet of gross leasable area on approximately 15 acres. At the time of the acquisition the Property was 100% occupied.
     The principal tenants are: Dunham's, TJ Maxx, and US Merchandise. The Seller is: Midway Crossing Limited Partnership

     Wallkill Plaza, Middletown, NY
     The Property consists of approximately 203,000 square feet of gross leasable area on approximately 24 acres. At the time of the acquisition the Property was 86% occupied.
     The principal tenants are:  Shop-Rite, Bradlee's and Rite-Aid.
     The Seller is: Dean Witter Realty Income Partnership II, L.P. Bradlee's recently filed a petition for bankruptcy under Chapter 11 of the United States Bankruptcy Code. The purchase contract for the acquisition provides that if the Bradlee's lease is rejected in bankruptcy, the aggregate purchase price for the acquisition will be reduced by $1.2 million.

     Westland Crossing, Westland, MI
     The Property consists of approximately 135,000 square feet of gross leasable area on approximately 20 acres. The Property is 90% occupied.
     The principal tenants are:  Marshall's and Franks.
     The Seller is: Dean Witter Realty Income Partnership III, L.P.

     As a result of the acquisition of the Properties, the properties of the Trust as to which there are no audited financial statements, now exceed 10% of the total assets of the Trust. Therefore, audited statements of revenue and certain operating expenses for the year ended July 31, 1995 and pro forma financial information reflecting the acquisition of the Properties are included in this 8-K/A - Amendment No. 2.

Item 7.   Financial Statements, Pro Forma Financial Statements and
          Exhibits.

          (a) and (b)    Financial Statements of Businesses Acquired and
                         Pro Forma Financial Information

          1. Report of Eichler, Bergsman & Co., LLP, Independent Certified Public Accountants, dated December 15, 1995.

          2. Certain properties acquired - Historical summary of revenues and certain operating expenses for the year ended July 31, 1995.

          3. In addition, the following pro forma financial information is provided to reflect all Properties acquired:

               (i) New Plan Realty Trust and Subsidiaries - Information Pursuant to Rule 3-14 of Regulation S-X.

               (ii) New Plan Realty Trust and Subsidiaries - Pro forma
                    condensed consolidated financial statements
                    (unaudited):

                    (a) Pro forma condensed consolidated statements of income for the year ended July 31, 1995 and the three months ended October 31, 1995.

                    (b) Pro forma condensed consolidated balance sheet as of October 31, 1995.

                    (c) Notes to pro forma condensed consolidated financial statements.

     c.   Exhibits

          Included herewith is Exhibit No. 23, the Consent of the Independent Public Accountants.

New Plan Realty Trust
1120 Avenue of the Americas
New York, NY 10036

                       INDEPENDENT AUDITORS' REPORT

We have audited the accompanying Historical Summary of Revenues and Certain Operating Expenses of Wallkill Plaza, Midway Crossing, Delta Center, Fashion Corners, Westland Crossing, Farmington Crossroads, Hall Road Crossing, and Hampton Village Centre (the "Properties") for the year ended July 31, 1995. This Historical Summary is the responsibility of New Plan Realty Trust's management. Our responsibility is to express an opinion on this Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The Historical Summary has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, and its use for any other purpose may be inappropriate. Accordingly, as described in the Note to the Historical Summary, the statement excludes interest, depreciation, and general and administrative expenses for the period examined, and is not intended to be a complete presentation of the Properties' revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the revenues and certain operating expenses (exclusive of interest, depreciation and general and administrative expenses) in conformity with generally accepted accounting principles.


Eichler, Bergsman & Co., LLP
New York, New York
December 15, 1995

                        CERTAIN PROPERTIES ACQUIRED
       HISTORICAL SUMMARY OF REVENUES AND CERTAIN OPERATING EXPENSES
                     FOR THE YEAR ENDED JULY 31, 1995
                              (In Thousands)




Rental Income                                     $17,684

     Repairs and maintenance          $2,518
     Real estate taxes                 2,190
     Other operating expenses            514
                                      ______
                                                    5,222
                                                  _______
Excess of revenues over
  certain operating expenses                      $12,462
                                                  =======




NOTE:

The Historical Summary of Revenues and Certain Operating Expenses relates to the operations of Wallkill Plaza, Midway Crossing, Delta Center, Fashion Corners, Westland Crossing, Farmington Crossroads, Hall Road Crossing, and Hampton Village Centre (the "Properties") while under ownership previous to New Plan Realty Trust. All of the Properties are shopping centers.

The summary has been prepared on the accrual method of accounting. Operating expenses include maintenance and repair expenses, utilities, real estate taxes, insurance and certain other expenses. In accordance with the regulations of the Securities and Exchange Commission, mortgage interest expense, depreciation, and general and administrative costs have been excluded from operating expenses, as they are dependent upon a particular owner, purchase price or financial arrangement.

Minimum future rentals for the years ended July 31 under existing commercial operating leases at the shopping centers being reported on are approximately as follows (in thousands):

        1996 -  $11,949              1999 -  $8,489
        1997 -   10,244              2000 -   7,432
        1998 -    9,136        thereafter -  45,185

The above assumes that all leases which expire are not renewed, therefore neither renewal rentals nor rentals from replacement tenants are included.

Minimum future rentals do not include contingent rentals which may be received under certain leases on the basis of percentage of reported tenants' sales volumes, increases in Consumer Price Indices, common area maintenance charges and real estate tax reimbursement.

                  NEW PLAN REALTY TRUST AND SUBSIDIARIES
            INFORMATION PURSUANT TO RULE 3-14 OF REGULATION S-X

Part I    MANAGEMENT ASSESSMENT

     Management's assessment of the Properties prior to acquisition includes, but is not limited to, the quality of the tenant base, regional demographics, the competitive environment, operating expenses and local property taxes. In addition, the physical aspect of the Properties, location, condition and quality of design and construction are evaluated. Management also always conducts Phase I environmental tests. All factors, when viewed in their entirety, have met management's acquisition criteria. Management is not aware of any material factors relating to the acquisition other than those discussed above.

Part II ESTIMATES OF TAXABLE OPERATING INCOME AND FUNDS GENERATED FROM CERTAIN PROPERTIES ACQUIRED (UNAUDITED)

a. The following presents an estimate of taxable net income and funds generated from the operation of the acquired Properties for the year ended July 31, 1995 based on the Historical Summary of Revenues and Certain Operating Expenses. These estimated results do not purport to present expected results of operations for the Properties in the future and were prepared on the basis described in the accompanying notes which should be read in conjunction herewith.

Estimates of taxable operating income (In Thousands)
____________________

Operating income before depreciation expense             $ 12,462

Less:

Estimated depreciation                                      2,340
                                                         ________
Estimated taxable operating income                       $ 10,122
                                                         ========

Estimates of funds generated:
____________________________
Estimated taxable operating income                       $ 10,122

Add:  Estimated depreciation                                2,340
                                                         ________
Estimate of funds generated                              $ 12,462
                                                         ========
____________________

b. Estimated taxable income for New Plan Realty Trust (including the Properties) for the year ended July 31, 1995 is approximately the same as Pro Forma net income and Revised Pro Forma net income reported on the Pro Forma Condensed Statement of Income (Unaudited).

                  NEW PLAN REALTY TRUST AND SUBSIDIARIES
         NOTES TO ESTIMATES OF NET INCOME AND FUNDS GENERATED FROM
                        CERTAIN PROPERTIES ACQUIRED
                                (UNAUDITED)



Basis of Presentation

     1. Estimated depreciation was based upon an allocation of the purchase price to land (20%) and building (80%) with the depreciation being taken over a 40 year life using the straight line method.

     2. No income taxes have been provided because New Plan Realty Trust is taxed as a real estate investment trust under the provisions of the Internal revenue Code. Accordingly, the Trust does not pay Federal income tax whenever income distributed to shareholders is equal to at least 95% of real estate investment trust taxable income and certain other conditions are met.

                  NEW PLAN REALTY TRUST AND SUBSIDIARIES
          PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                (UNAUDITED)

     The following unaudited pro forma condensed consolidated balance sheet at October 31, 1995 reflects the acquisition of the Properties as if the transaction had occurred on that date.

     The pro forma condensed consolidated statements of income for the year ended July 31, 1995 and the three months ended October 31, 1995 reflect the acquisition of the Properties as if the transaction had occurred on August 1, 1994. This pro forma information is based on the historical statements of the Trust after giving effect to the acquisition of the Properties.

     The acquisition cost was financed by the assumption of a mortgage of $21.5 million, the proceeds from a public offering of shares of beneficial interest registered under a shelf registration statement and for which a prospectus supplement has been filed, and cash on hand.

     The unaudited pro forma condensed consolidated financial statements have been prepared by New Plan Realty Trust management. The unaudited pro forma condensed consolidated statement of income may not be indicative of the results that would have actually occurred had the acquisition been made on the date indicated. Also, it may not be indicative of the results that may be achieved in the future. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with New Plan Realty Trust's audited consolidated financial statements as of July 31, 1995 and for the year then ended and the accompanying notes (which are contained in the Trust's Form 10-K for the year ended July 31, 1995) and its unaudited consolidated financial statements as of October 31, 1995 and for the three months then ended (which are contained in the Trust's Form 10-Q for the period ended October 31, 1995) and the accompanying notes.

                  NEW PLAN REALTY TRUST AND SUBSIDIARIES
     PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
                         YEAR ENDED JULY 31, 1995

                (In thousands except for per share amounts)

                                  HISTORICAL      PRO FORMA
                     AS REPORTED  ACQUISITION(2)  ADJUSTMENTS   PRO FORMA
                     ___________  ______________  ___________   _________

Rental Revenues         $126,448    $17,684                      $144,132
Interest And Dividends     4,128                   (571) (3,4)      3,557
                        ________________________________         ________
                         130,576     17,684        (571)          147,689
Operating Expenses        43,343      5,222                        48,565
Depreciation Expense      15,055                  2,340  (3,5)     17,395
Interest Expense           7,174                  2,016  (3,4)      9,190
                        ________________________________         ________
                          65,004     12,462      (4,927)           72,539
Other Deductions           2,516                                    2,516
Other Income                 228                                      228

Net Income               $62,716     12,462      (4,927)           70,251
                        ================================         ========

Net Income Per Share       $1.19                                    $1.23
Average Shares
 Outstanding              52,894                  4,060            56,954


See Accompanying Notes To Pro Forma Condensed Consolidated Financial Statements (Unaudited)

                  NEW PLAN REALTY TRUST AND SUBSIDIARIES
     PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
                    THREE MONTHS ENDED OCTOBER 31, 1995

                (In thousands except for per share amounts)

                                  HISTORICAL      PRO FORMA
                     AS REPORTED  ACQUISITION(2)  ADJUSTMENTS   PRO FORMA
                     ___________  ______________  ___________   _________

Rental Revenues          $36,463     $4,421                       $40,884
Interest And Dividends     1,332                   (143) (3,4)      1,189
                        ________________________________         ________
                          37,795      4,421        (143)           42,073
Operating Expenses        12,206      1,306                        13,512
Depreciation Expense       4,523                    585  (3,5)      5,108
Interest Expense           4,046                    504  (3,4)      4,550
                        ________________________________         ________
                          17,020      3,115      (1,232)           18,903
Other Deductions             747                                      747
Other Income                   1                                        1
                        ________________________________         ________
Net Income               $16,274      3,115      (1,232)           18,157
                        ================================         ========

Net Income Per Share        $.31                                     $.32
Average Shares
 Outstanding              53,320                  4,060            57,380


See Accompanying Notes To Pro Forma Condensed Consolidated Financial Statements (Unaudited)

                  NEW PLAN REALTY TRUST AND SUBSIDIARIES
        PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                          AS OF OCTOBER 31, 1995
                              (In Thousands)



                                               PRO FORMA
                               AS REPORTED     ADJUSTMENTS(1)   PRO FORMA
                               ___________     ______________   _________

ASSETS:

  REAL ESTATE                    $726,567         $117,000       $843,567
  CASH, CASH EQUIVALENTS,
   MARKETABLE SECURITIES AND
   OTHER INVESTMENTS               31,751          (14,272)        17,479
  OTHER                            41,231         ________         41,231

    TOTAL ASSETS                 $799,549         $102,728       $902,277
                                 ========         ========       ========

LIABILITIES:

  MORTGAGES PAYABLE              $ 27,156         $ 21,500      $  48,656
  NOTES PAYABLE                   179,389                         179,389
  OTHER LIABILITIES                20,560         ________         20,560
                                  227,105           21,500        248,605
SHAREHOLDERS' EQUITY              572,444           81,228        653,672
                                 ________         ________       ________

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY             $799,549         $102,728       $902,277
                                 ========         ========       ========


SEE ACCOMPANYING NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

                  NEW PLAN REALTY TRUST AND SUBSIDIARIES
                NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                     FINANCIAL STATEMENTS (UNAUDITED)


1. Represents the acquisition of the Properties for cash to be obtained from the issuance (the "Offering") by the Trust of 4,060,000 shares of beneficial interest at a price of $20.00 per share, net of offering costs (based on an offering price of $21.25 per share (the closing price of the shares of beneficial interest on the New
    York Stock Exchange on November 8, 1995)), pursuant to the Trust's Shelf Registration Statement on Form S-3, as amended (Registration No. 33-61383), the assumption of existing debt in connection with the purchase of two of the Properties, and cash on hand.

2.  Amounts as reported have been adjusted by historical results.

3.  Pro Forma Adjustments to the unaudited Pro Forma Condensed
    Consolidated Statements of Income for the year ended July 31, 1995 and the three months ended October 31, 1995 include adjustments to interest income and interest and depreciation expense to reflect the acquisition of the Properties as if they had been acquired on August 1, 1994. (See Notes 4 and 5.)

4. Pro Forma Adjustments to the unaudited Pro Forma Condensed Consolidated Statements of Income for the year ended July 31, 1995 and for the three months ended October 31, 1995 include interest expense relating to the mortgages being used to finance a portion of the purchase price and a reduction in interest income due to the use of cash on hand. The interest rate used for calculating the interest expense was 9.375%, representing the interest rate on the mortgages. The interest rate used for calculating the reduction in interest income was 4%, representing the average rate of interest earned on the Trust's cash balances.

5. Estimated depreciation was based upon an allocation of the purchase price to land (20%) and building (80%) with the depreciation being taken over a 40 year life using the straight line method.

                               EXHIBIT INDEX



Exhibit Number                  Description                            Page
______________                  ___________                            ____

     23              Consent of Independent Accountants

                                                            EXHIBIT 23


                    CONSENT OF INDEPENDENT ACCOUNTANTS



      We consent to the incorporation by reference in the registration statements of New Plan Realty Trust on Forms S-3 (File Nos. 33-58596, 33-61383 and 33-60315) and on Forms S-8 (33-57946 and 33-59077) of our report dated December 15, 1995, on our audit of the Historical Summary of Revenues and Certain Operating Expenses of certain properties acquired by New Plan Realty Trust (the "Trust") for the year ended July 31, 1995, which is included in this Form 8-K/A - Amendment No. 2 of the Trust dated December 22, 1995.



                                       EICHLER, BERGSMAN & CO., LLP


New York, New York
December 22, 1995